UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2022

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, West Virginia 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock $2.50 Par Value	CHCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Definitive Material Agreement.

On October 18, 2022, City Holding Company, a West Virginia corporation (“City”) and Citizens Commerce Bancshares, Inc., a Kentucky corporation (“Citizens”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Citizens will merge with and into City (the “Merger”) with City as the surviving entity. Immediately following the Merger, Citizens Commerce Bank, Inc., a Kentucky state-chartered bank and wholly-owned subsidiary of Citizens, will merge with and into City National Bank of West Virginia, a national bank and wholly-owned subsidiary of City, with City National Bank of West Virginia as the surviving entity (the “Bank Merger”). The Boards of Directors of City and Citizens have approved the Merger, Bank Merger and the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Citizens shareholders will have the right to receive 0.1666 City common shares, par value of $2.50 per share (“City Common Shares”), for each Citizens common share, no par value (“Citizens Common Shares”). Cash will be paid in lieu of fractional shares and for unexercised Citizens options at closing.

The Merger Agreement contains customary representations and warranties from both City and Citizens, and each party has agreed to customary covenants, including, among others, covenants relating to: (i) the conduct of City’s and Citizens’ respective business during the interim period between the execution of the Merger Agreement and the closing of the Merger, (ii) the obligation of Citizens to facilitate its shareholders’ consideration of, and voting upon, the Merger Agreement and the transactions contemplated thereby, (iii) the recommendation by the board of directors of Citizens in favor of the approval by its shareholders of the Merger Agreement and the transactions contemplated thereby, and (iv) Citizens’ non-solicitation obligations relating to alternative acquisition proposals.

The Merger is expected to close in the first quarter of 2023, pending adoption of the Merger Agreement by the shareholders of Citizens, the satisfaction of various closing conditions, including the receipt of all necessary bank regulatory approvals, the effectiveness of the registration statement on Form S-4 for the City Common Shares to be issued in the Merger, the accuracy of the representations and warranties of each party (subject to certain exceptions), the performance in all material respects by each party of its obligations under the Merger Agreement, and other conditions customary for transactions of this type. The Merger Agreement contains certain termination rights for both City and Citizens, and further provides that, upon termination of the Merger Agreement under specified circumstances, Citizens may be required to pay City a termination fee of $2.0 million.

Additionally, concurrently with entering into the Merger Agreement, City entered into Support Agreements with all Citizens directors who are shareholders pursuant to which such shareholders agreed to vote their Citizens shares in favor of the Merger.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed with this Current Report on Form 8-K as Exhibit 2.1. The form of Support Agreement is included as an exhibit to the Merger Agreement and is incorporated herein by reference.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of City and Citizens. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered to each other in connection with the execution of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding City, Citizens, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a Proxy Statement of Citizens, as well as in the Forms 10-K, Forms 10-Q, and other filings that City may make with the Securities and Exchange Commission (“SEC”).

City and Citizens issued a joint press release on October 18, 2022, announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Important Additional Information About the Merger

This communication is being made in respect of the proposed merger transaction between City and Citizens. City intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 with the SEC, which will include a prospectus of City, and City will file other documents regarding the proposed transaction. Before making any voting or investment decision, investors and security holders of Citizens are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, by directing a request to City Holding Company, 25 Gatewater Road, Charleston, West Virginia 25313, Attn.: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The communication is not a substitute for the proxy statement/prospectus that City will file with the SEC and each party will mail to its shareholders.

Proxy Solicitation

City and Citizens and their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Citizens in connection with the Merger. Shareholders may obtain additional information regarding the interests of such participants and other persons who may be deemed participants by reading the proxy statement/prospectus when it becomes available.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. In addition to those risk factors listed in City’s Annual Report on Form 10-K, the following factors could cause the actual results of City’s operations to differ materially from City’s expectations: (i) a failure to satisfy the conditions to closing for the

Merger in a timely manner or at all; (ii) failure of the Citizens shareholders to approve the Merger; (iii) failure to obtain the necessary regulatory approvals for the proposed Merger or adverse regulatory conditions in connection with such approvals; (iv) disruption to the parties’ businesses as a result of the announcement and pendency of the transaction; and (v) difficulties related to the integration of the businesses following the Merger. City does not assume any duty to update forward-looking statements.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

2.1	Agreement and Plan of Merger dated as of October 18, 2022 by and between City Holding Company and Citizens Commerce Bancshares, Inc.
99.1	Joint Press Release issued by City Holding Company and Citizens Commerce Bancshares, Inc., dated October 18, 2022, announcing the execution of the Agreement and Plan of Merger.
99.2	Additional information regarding the Citizens Commerce Bancshares, Inc., merger dated October 18, 2022.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: October 18, 2022	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Executive Vice President & Chief Financial Officer